UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

USA Truck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35740	71-0556971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas		72956
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (479) 471-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2018, the Board of Directors of USA Truck, Inc. (the “Company”) announced that Mr. George T. Henry has been appointed Senior Vice President of USAT Logistics. Mr. James A. Craig retired from his position as Executive Vice President, Chief Commercial Officer, and President – USAT Logistics, effective May 1, 2018.

Prior to joining the Company, Mr. Henry, 33, served as Vice President of Logistics and Knight Dedicated at Knight Transportation, from April 2013 to March 2018. From November 2005 to April 2013, Mr. Henry served in varying roles with Transplace, where he advanced in progressively more responsible roles, culminating in his promotion to Vice President of Capacity Services. Mr. Henry holds a degree from University of Wales, Swansea.

In connection with Mr. Craig’s retirement as Executive Vice President, Chief Commercial Officer, and President – USAT Logistics, the Executive Compensation Committee (the “Committee”) approved a separation agreement (the “Separation Agreement”) effective March 23, 2018. The material terms of the Separation Agreement are as follows: (i) Mr. Craig will receive salary continuation through May 31, 2018, (ii) non-compete payments equal to his current salary for a period of twelve months subject to ongoing compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality covenants in favor of the Company, (iii) a prorated cash payment, if and to the extent earned, under the short-term cash incentive compensation program adopted by the Committee for 2018, and (iv) accelerated vesting of 5,488 shares of time-vested restricted stock of the Company scheduled to vest on July 30, 2018 and 5,488 shares of performance-vested restricted stock of the Company scheduled to vest on July 30, 2018 depending on performance relative to USAT Logistics performance goals. In addition, the Separation Agreement contains a customary release of claims in favor of the Company (the “Release”). The Craig Separation Agreement will be revocable by Mr. Craig for a period of seven days following the execution of the Release. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on March 26, 2018.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 26, 2018	/s/ Jason R. Bates
Jason R. Bates
Executive Vice President and Chief Financial Officer